U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: November 20, 2002



                             NATIONAL SORBENTS, INC.
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             (Exact Name of registrant as specified in its Charter)




         Nevada                      000-28509                    31-1291923
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(State of Incorporation)         Commission File No.         (IRS Employer
                                                             Identification No.)



   10139 Commerce Park Dr., Cincinnati, OH                          45246
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number,(   513    )     860     -     4144
                               ----------  -----------   ------------




                     (Registrant's former name and address)

Item 5.           Other Events and Regulation FD Disclosure.

         On November 5, 2002, National Sorbents was served with a Complaint and Judgement in a lawsuit titled, Peoples Community Bank, F.S.B., Plaintiff, vs. National Sorbents, Inc., Daniel B. Jones and Leslie B. Jones, Defendants, Court of Common Pleas, Butler County, Ohio.

         Peoples National Bank obtained a Judgement on two promissory notes against National Sorbents, Inc. and judgments against Daniel B. and Leslie B. Jones on one promissory note and unlimited personal guaranties on the National Sorbents bank notes. Daniel Jones is the president of National Sorbents and Leslie Jones is his spouse and owns 32.4% of our company's common shares.

         The judgement on two promissory notes against National Sorbents totals $2,328,814.36 plus accrued interest through November 1, 2002. The Jones' are each liable on financial guaranties on the National Sorbents debt and judgement. Additionally, they are primarily obligated on an additional Peoples Community Bank loan in the amount of $504,060.68 plus accrued interest through November 1, 2002. The judgments include all costs incurred by the bank, including attorney's fees associated with the collection of the sums due on the notes.

         All of the company's assets represent collateral granted to Peoples National Bank and subject to seizure and liquidation at the bank's option.

         The company cannot give any assurances that it will be able to continue in business.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         National Sorbents, Inc.
Dated: November 20, 2002
                                                          /s/ Daniel B. Jones
                                                         -----------------------
                                                         By: Daniel B. Jones
                                                         Title: President